Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

First Bancorp

Southern Pines, North Carolina

We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated February 26, 2025, relating to the consolidated financial statements of First Bancorp (the Company), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Philadelphia, Pennsylvania

September 24, 2026